                                                                    EXHIBIT 99.1


January 16, 2004

                REGIONS ANNOUNCES RECORD ANNUAL EARNINGS

BIRMINGHAM, Ala. - Regions Financial Corp. (NYSE:RF) today announced earnings for the quarter and year ended Dec. 31, 2003. Net income for the fourth quarter of 2003 was $163.8 million, or 73 cents per diluted share, a 4.3 percent per share increase over fourth quarter 2002 net income of $156.2 million, or 70 cents per diluted share.

For the full year 2003, net income reached a record $651.8 million or $2.90 per diluted share, a 6.6 percent per share increase compared to 2002 net income of $619.9 million or $2.72 per diluted share.

"Regions continued to be a good growth story in 2003, leading to another year of record earnings," said Regions Chairman and CEO Carl E. Jones Jr. "We executed well during the year and the fourth quarter, making substantial progress on our ongoing initiatives to diversify our revenue stream, expand our community banking franchise, cross-sell our banking, brokerage and mortgage offerings to deepen and strengthen customer relationships, and manage our interest-rate sensitivity.

"A rise in net interest income and the balanced mix of business in our brokerage and mortgage operations were the key drivers of fourth quarter results," Jones said. "We also experienced modest balance sheet growth as deposits and loans picked up in the last few weeks of the quarter. Our Equity AssetLine offering and low-cost deposits continued to be particularly strong performers."

Net interest income, which totaled $379.5 million, an increase of 11.5 percent over the third quarter, annualized, was a strong contributor to fourth quarter results. Regions' net interest margin in the fourth quarter of 2003 was 3.54 percent, an increase of 10 basis points over the previous quarter.

Low-cost deposits grew 11 percent on a linked-quarter, annualized basis, and 6 percent year-over-year. There were consecutive increases in low-cost deposits each quarter this year, reflecting the results of our Chart the Course sales program. Total loans increased 8 percent, annualized, in the fourth quarter over third-quarter levels, and 4 percent compared to the fourth quarter of 2002.

Non-performing assets continued to decline, totaling $303 million at December 31, 2003, compared to $318 million at December 31, 2002, and $327 million at September 30, 2003. As a percentage of loans and other real estate, non-performing assets were 0.94 percent at December 31, 2003, down from 1.03 percent at year-end 2002. Net loan charge-offs declined to 33 basis points of average loans in 2003, compared with 36 basis points in 2002. "Our credit quality remains strong and reflects the success of our efforts to manage the quality of our loan portfolio through changing economic cycles," said Jones.

Morgan Keegan earned $20 million during the quarter on total revenue of $172 million. EquiFirst, Regions' nonconforming mortgage company, contributed $8.5 million to net income, while Regions Mortgage earned $6.5 million in net income in the fourth quarter.

"Both Morgan Keegan and our mortgage operations performed at record levels in 2003," said Jones. "I am pleased to see the equity-driven business lines at Morgan Keegan gain momentum as the fixed-income business began to slow. Likewise, the nonconforming mortgage arm of our company turned in continued strong results as the conforming mortgage operations declined in terms of production levels in the fourth quarter, after having reached industry highs over the past couple of years.

                               Continued Next Page

January 16, 2004
Page Two

"Growth in these business lines has allowed us to make a great deal of progress toward our goal of having a diversified revenue stream with a balanced, healthy mix of interest income and non-interest income, which positions us well for the future."

Regions will host a conference call and Webcast to discuss fourth-quarter earnings this morning at 9 a.m. CDT. Internet access to the call and to the supporting materials will be available through the Investor Relations section of the Regions Web site, www.regions.com, under the heading of Live Webcast. Telephone access to the call may be obtained by dialing 1-800-901-5213 for U.S. callers and 617-786-2962 for international callers with access code 93955815 by 8:50 a.m. CDT.

Regions Financial Corp. (NYSE: RF), headquartered in Birmingham, Ala., is a full-service provider of banking, securities brokerage, mortgage and insurance products and services. As of Dec. 31, 2003, Regions had $48.6 billion in assets and shareholders' equity of $4.5 billion. Its banking subsidiary, Regions Bank, operates more than 680 offices across a nine-state geographic footprint in the South and Texas. Its securities brokerage subsidiary, Morgan Keegan & Co. Inc., provides investment and brokerage services from more than 140 offices. Additional information about Regions Financial Corp., which is a member of both the Forbes and Fortune 500, can be found at www.regions.com.





                               Continued Next Page

January 16, 2004
Page Three

                        FINANCIAL HIGHLIGHTS (UNAUDITED)
             (Dollar amounts in thousands, except per share amounts)


                                  Three Months Ended                                     Year Ended
                                      December 31                                         December 31
                              ----------------------------                        ---------------------------
                                  2003             2002            Change            2003             2002             Change
                              -----------      -----------                        -----------      -----------
Earnings

Net income                    $   163,753      $   156,234                5%      $   651,841      $   619,902           5%

Per share:
 Net income                   $      0.74      $      0.71                4%      $      2.93      $      2.76           6%
 Net income--diluted          $      0.73      $      0.70                4%      $      2.90      $      2.72           7%
 Cash dividends declared      $      0.32      $      0.29               10%      $      1.24      $      1.16           7%

                                                                        December 31
                                                        ------------------------------------------
                                                             2003                         2002                   Change
                                                        --------------                --------------
Financial Condition

Total assets                                            $   48,597,996                $   47,938,840                1%
Loans, net of unearned income                           $   32,184,323                $   30,985,774                4%
Securities                                              $    9,087,804                $    8,994,600                1%
Total earning assets                                    $   44,508,154                $   43,334,902                3%
Total deposits                                          $   32,732,535                $   32,926,201                -1%
Stockholders' equity                                    $    4,452,115                $    4,178,422                7%
Stockholders' equity per share                          $        20.06                $        18.88                6%

Selected Ratios

Return on average stockholders' equity                           15.06%                        15.27%
Return on average total assets                                    1.34%                         1.34%
Stockholders' equity to total assets                              9.16%                         8.72%
Allowance for loan losses as a percentage
  of loans, net of unearned income                                1.41%                         1.41%
Loans, net of unearned income, to
  total deposits                                                 98.33%                        94.11%
Net charge-offs to average loans                                  0.33%                         0.36%

For additional information, including supplemental financial information, refer to Regions' Form 8-K filed with the Securities and Exchange Commission on January 16, 2004, or visit Regions' Web site at www.regions.com. Regions' Investor Relations contact is Jenifer Goforth at 205/244-2823; Regions' Media contact is Kristi Lamont Ellis at 205/326-7179.

Statements made in this press release, other than those containing historical information, are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Act of 1995. Such statements involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. Regions cautions readers that results and events subject to forward-looking statements could differ materially due to the following factors: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the ability of Regions to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing of restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectibility of loans; the effects of changes in interest rates and other risks and factors identified in the company's filings with the Securities and Exchange Commission.

[REGIONS LOGO]


FINANCIAL SUPPLEMENT TO FOURTH QUARTER 2003 EARNINGS RELEASE

SUMMARY

Regions reported record net income for the year ended December 31, 2003, of $651.8 million or $2.90 per diluted share, compared to $619.9 million or $2.72 per diluted share in 2002, a 6.6% per share increase. Regions fourth quarter earnings were $163.8 million or $0.73 per diluted share, a per share increase of 4.3% over fourth quarter 2002 earnings of $156.2 million or $0.70 per diluted share.

Regions net interest income increased to $379.5 million, an increase of $10.6 million or 11.5% annualized compared to the third quarter of 2003. The net interest margin increased 10 basis points to 3.54% in the fourth quarter compared to 3.44% in the third quarter of 2003.

Non-interest income was strong at $331.4 million for the quarter and $1.4 billion for the year ended December 31, 2003. Quarterly results were impacted by a 23% reduction in mortgage servicing and origination fees, primarily attributed to declining volumes in the conforming mortgage operations. Brokerage and investment banking revenues declined only slightly, primarily as a result of reduced revenues in the fixed-income operations, mostly offset with growth in equity-based businesses. The annual results were impacted by a record year for mortgage production and brokerage operations.

Non-interest expense declined $3.7 million, on a linked-quarter basis, excluding MSR recapture and loss on early retirement of debt. On an annual basis, non-interest expense, excluding MSR impairment and recapture and loss on early retirement of debt, was 6% higher in 2003 primarily as a result of increased production-related expenses related to the record mortgage and brokerage results in 2003.

Average community banking loans grew 3%, annualized, over third quarter 2003 and 2% year-over-year. This increase is primarily attributable to growth in the Equity AssetLine product, residential mortgage and commercial real estate loans.

Regions showed solid growth in low-cost deposits of 11%, linked-quarter, annualized, in the fourth quarter of 2003 and 6% year-over-year.

Non-performing assets declined to $303.4 million at December 31, 2003, an improvement over third quarter 2003 levels of $326.6 million and December 31, 2002, levels of $318.4 million.

Net charge-offs totaled $32.0 million or 0.40% of average loans, annualized, in the fourth quarter of 2003 compared to 0.39% in the third quarter of 2003 and 0.40% for the fourth quarter of 2002. Additional charge-offs of agricultural loans accounted for $6.5 million of fourth quarter 2003 net charge-offs, or 8 basis points of average loans, annualized. Annual net charge-offs for 2003 were $104.6 million compared to $111.8 million in 2002, a 6.4% decline.

The provision for loan losses in the fourth quarter of 2003 was $30 million compared to $32.5 million in the fourth quarter of 2002 and $30 million in the third quarter of 2003. The reserve for loan losses as a percent of loans, net of unearned income, was 1.41% at December 31, 2003, consistent with the level at December 31, 2002.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 2


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CONDITION
                                   (Unaudited)
-------------------------------------------------------------------------------

($ amounts in thousands)
                                            12/31/03          9/30/03           6/30/03           3/31/03           12/31/02
                                          ------------      ------------      ------------      ------------      ------------
Assets:
Cash and due from banks                   $  1,255,853      $  1,262,979      $  1,235,107      $  1,216,597      $  1,577,536
Interest-bearing deposits
  in other banks                                96,537           194,761           154,317           185,554           303,562
Securities held to maturity                     30,943            32,194            32,082            30,919            32,909
Securities available for sale                9,056,861         9,117,752         9,487,220         9,680,014         8,961,691
Trading account assets                         816,074           776,332           897,732           889,628           785,992
Loans held for sale                          1,241,852         1,931,014         1,487,608           971,312         1,497,849
Federal funds sold and securities
  purchased under agreement
  to resell                                    577,989           452,786           572,226           371,098           334,788
Margin receivables                             503,575           509,573           682,433           448,541           432,337
Loans                                       32,414,848        31,815,772        31,945,121        31,799,866        31,230,268
Unearned income                               (230,525)         (231,387)         (229,921)         (238,864)         (244,494)
                                          ------------      ------------      ------------      ------------      ------------
            Loans, net of unearned
            income                          32,184,323        31,584,385        31,715,200        31,561,002        30,985,774
Allowance for loan losses                     (454,057)         (456,040)         (456,672)         (449,704)         (437,164)
                                          ------------      ------------      ------------      ------------      ------------
           Net Loans                        31,730,266        31,128,345        31,258,528        31,111,298        30,548,610
Premises and equipment                         629,638           626,188           623,050           628,473           638,031
Interest receivable                            194,501           193,573           208,094           224,016           242,088
Due from customers on
  acceptances                                   61,053            10,074            19,912            71,391            60,320
Other assets                                 2,402,854         2,558,644         2,890,022         2,635,744         2,523,127
                                          ------------      ------------      ------------      ------------      ------------
                                          $ 48,597,996      $ 48,794,215      $ 49,548,331      $ 48,464,585      $ 47,938,840
                                          ============      ============      ============      ============      ============

Liabilities and Stockholders' Equity:
Deposits
    Non-interest-bearing                  $  5,717,747      $  5,546,705      $  5,530,777      $  5,287,382      $  5,147,689
    Interest-bearing                        27,014,788        27,070,230        26,335,738        27,081,993        27,778,512
                                          ------------      ------------      ------------      ------------      ------------
       Total Deposits                       32,732,535        32,616,935        31,866,515        32,369,375        32,926,201
Borrowed funds:
    Short-term borrowings:
       Federal funds purchased and
         securities sold under agree-
         ment to repurchase                  3,031,706         3,542,312         4,076,180         3,397,335         2,203,261
       Commercial paper                          5,500            13,750            17,250            17,250            17,250
       Other short-term
         borrowings                          1,389,832         1,406,372         1,999,772         1,817,000         1,864,946
                                          ------------      ------------      ------------      ------------      ------------
         Total Short-term
           Borrowings                        4,427,038         4,962,434         6,093,202         5,231,585         4,085,457
    Long-term borrowings                     5,711,752         5,603,532         5,439,448         5,392,132         5,386,109
                                          ------------      ------------      ------------      ------------      ------------
       Total Borrowed Funds                 10,138,790        10,565,966        11,532,650        10,623,717         9,471,566
Bank acceptances
  outstanding                                   61,053            10,074            19,912            71,391            60,320
Other liabilities                            1,213,503         1,206,392         1,758,954         1,129,132         1,302,331
                                          ------------      ------------      ------------      ------------      ------------
       Total Liabilities                    44,145,881        44,399,367        45,178,031        44,193,615        43,760,418

Stockholders' equity:
    Common stock                               139,598           139,397           139,100           138,686           138,336
    Surplus                                    983,669           975,939           965,244           950,699           936,958
    Undivided profits                        3,329,023         3,236,285         3,142,722         3,044,708         2,952,657
    Treasury Stock                             (49,944)          (27,497)                0                 0                 0
    Unearned restricted stock                  (13,771)          (15,693)          (17,401)          (20,236)          (13,620)
    Accumulated other comprehensive
       income(loss)                             63,540            86,417           140,635           157,113           164,091
                                          ------------      ------------      ------------      ------------      ------------
         Total Stockholders'
           Equity                            4,452,115         4,394,848         4,370,300         4,270,970         4,178,422
                                          ------------      ------------      ------------      ------------      ------------
                                          $ 48,597,996      $ 48,794,215      $ 49,548,331      $ 48,464,585      $ 47,938,840
                                          ============      ============      ============      ============      ============

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 3


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
-------------------------------------------------------------------------------
($ amounts in thousands, except per share amounts)


                                                                         Quarter Ended
                                           -------------------------------------------------------------------
                                            12/31/03       9/30/03        6/30/03       3/31/03      12/31/02
                                           ---------      ---------      ---------     ---------     ---------
Interest Income:
    Interest and fees on loans             $ 412,031      $ 417,210      $ 435,161     $ 437,897     $ 464,435
    Interest on securities:
       Taxable interest income                85,460         79,326         88,609        95,370        99,425
       Tax-exempt interest income              5,839          5,972          6,111         6,433         6,846
                                           ---------      ---------      ---------     ---------     ---------
       Total Interest on Securities           91,299         85,298         94,720       101,803       106,271
    Interest on loans held for sale           24,722         27,780         19,830        23,348        32,275
    Interest on margin receivables             4,070          4,004          3,973         3,874         4,297
    Income on federal funds sold and
      securities purchased under
      agreement to resell                      1,549            859          1,391         2,029         1,980
    Interest on time deposits in
      other banks                                 37             55             49            48            86
    Interest on trading account assets         6,569          5,715          6,822         6,987         6,656
                                           ---------      ---------      ---------     ---------     ---------
       Total Interest Income                 540,277        540,921        561,946       575,986       616,000

Interest Expense:
    Interest on deposits                      86,885         93,384        115,237       134,847       151,619
    Interest on short-term borrowings         19,995         25,940         27,507        27,633        32,081
    Interest on long-term borrowings          53,879         52,721         52,901        53,603        59,734
                                           ---------      ---------      ---------     ---------     ---------
       Total Interest Expense                160,759        172,045        195,645       216,083       243,434
                                           ---------      ---------      ---------     ---------     ---------
       Net Interest Income                   379,518        368,876        366,301       359,903       372,566

Provision for loan losses                     30,000         30,000         30,000        31,500        32,500
                                           ---------      ---------      ---------     ---------     ---------
       Net Interest Income After
         Provision for Loan Losses           349,518        338,876        336,301       328,403       340,066

Non-Interest Income:
    Brokerage and investment banking         135,634        140,257        151,811       125,027       140,240
    Trust department income                   17,797         18,168         16,850        17,106        15,038
    Service charges on deposit
      accounts                                73,042         73,641         72,205        69,725        72,249
    Mortgage servicing and origination
      fees                                    22,514         29,074         31,757        28,228        29,834
    Securities gains (losses)                     (2)           (37)        15,799         9,898        25,228
    Other                                     82,384         86,572         89,702        91,605        80,300
                                           ---------      ---------      ---------     ---------     ---------
       Total Non-Interest Income             331,369        347,675        378,124       341,589       362,889

Non-Interest Expense:
    Salaries and employee benefits           278,862        281,666        288,937       272,619       280,660
    Net occupancy expense                     27,748         26,869         25,518        25,712        26,319
    Furniture and equipment expense           20,374         20,160         20,501        20,312        22,689
    Impairment (recapture) of MSR's                0        (20,000)        19,190             0        17,000
    Other                                    124,963        147,482        129,839       129,531       137,174
                                           ---------      ---------      ---------     ---------     ---------
       Total Non-Interest Expense            451,947        456,177        483,985       448,174       483,842
                                           ---------      ---------      ---------     ---------     ---------
       Income Before Income Taxes            228,940        230,374        230,440       221,818       219,113
Applicable income taxes                       65,187         65,652         65,674        63,218        62,879
                                           ---------      ---------      ---------     ---------     ---------
       Net Income                          $ 163,753      $ 164,722      $ 164,766     $ 158,600     $ 156,234
                                           =========      =========      =========     =========     =========

Average shares outstanding--
  during quarter                             222,071        222,528        222,213       221,604       221,257
Average shares outstanding--during
    quarter, diluted                         225,624        225,699        225,064       224,059       223,976
Actual shares outstanding--
  end of quarter                             221,967        222,257        222,561       221,898       221,337
Net income per share                       $    0.74      $    0.74      $    0.74     $    0.72     $    0.71
Net income per share, diluted              $    0.73      $    0.73      $    0.73     $    0.71     $    0.70
Dividends per share                        $    0.32      $    0.32      $    0.30     $    0.30     $    0.29

Taxable equivalent net interest
  income                                   $ 396,831      $ 385,353      $ 382,751     $ 376,986     $ 391,876

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 4


--------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                        Consolidated Statements of Income
                                   (Unaudited)
--------------------------------------------------------------------------------
($ amounts in thousands, except per share amounts)


                                                                       Year Ended
                                                                       December 31
                                                           ---------------------------------
                                                              2003                  2002
                                                           -----------           -----------
Interest Income:
    Interest and fees on loans                             $ 1,702,299           $ 1,986,203
    Interest on securities:
       Taxable interest income                                 348,765               400,705
       Tax-exempt interest income                               24,355                29,967
                                                           -----------           -----------
       Total Interest on Securities                            373,120               430,672
    Interest on loans held for sale                             95,680                66,613
    Interest on margin receivables                              15,921                19,279
    Income on federal funds sold and
       securities purchased under agreement
       to resell                                                 5,828                 8,377
    Interest on time deposits in other banks                       189                   488
    Interest on trading account assets                          26,093                25,357
                                                           -----------           -----------
       Total Interest Income                                 2,219,130             2,536,989

Interest Expense:
    Interest on deposits                                       430,353               652,765
    Interest on short-term borrowings                          101,075               128,256
    Interest on long-term borrowings                           213,104               258,380
                                                           -----------           -----------
       Total Interest Expense                                  744,532             1,039,401
                                                           -----------           -----------
       Net Interest Income                                   1,474,598             1,497,588

Provision for loan losses                                      121,500               127,500
                                                           -----------           -----------
       Net Interest Income After Provision
         for Loan Losses                                     1,353,098             1,370,088

Non-Interest Income:
    Brokerage and investment banking                           552,729               499,685
    Trust department income                                     69,921                62,197
    Service charges on deposit accounts                        288,613               277,807
    Mortgage servicing and origination fees                    111,573               104,659
    Securities gains (losses)                                   25,658                51,654
    Other                                                      350,263               262,876
                                                           -----------           -----------
       Total Non-Interest Income                             1,398,757             1,258,878

Non-Interest Expense:
    Salaries and employee benefits                           1,122,084             1,026,569
    Net occupancy expense                                      105,847                97,924
    Furniture and equipment expense                             81,347                90,818
    Impairment (recapture) of MSR's                               (810)               36,725
    Other                                                      531,815               507,690
                                                           -----------           -----------
       Total Non-Interest Expense                            1,840,283             1,759,726
                                                           -----------           -----------
       Income Before Income Taxes                              911,572               869,240
Applicable income taxes                                        259,731               249,338
                                                           -----------           -----------
       Net Income                                          $   651,841           $   619,902
                                                           ===========           ===========

Average shares outstanding--year-to-date                       222,106               224,312
Average shares outstanding--year-to-date, diluted              225,118               227,639
Actual shares outstanding--end of quarter                      221,967               221,337
Net income per share                                       $      2.93           $      2.76
Net income per share, diluted                              $      2.90           $      2.72
Dividends per share                                        $      1.24           $      1.16

Taxable equivalent net interest income                     $ 1,541,920           $ 1,570,505

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 5


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED AVERAGE DAILY BALANCES AND YIELD/RATE ANALYSIS
-------------------------------------------------------------------------------
($ amounts in thousands; yields on taxable equivalent basis)

                                                                        Quarter Ended
                                    --------------------------------------------------------------------------------
                                            12/31/03                     9/30/03                   6/30/03
                                    -------------------------    ----------------------    -----------------------
                                       Average         Yield/      Average       Yield/      Average        Yield/
                                       Balance          Rate       Balance        Rate       Balance         Rate
                                    --------------     ------    ------------    ------    ------------     ------
Assets

Earning assets:
      Taxable securities            $    8,607,323      3.99%   $  8,671,597      3.68%   $  9,019,901       3.99%

      Non-taxable securities               463,019      7.81%        479,484      7.73%        512,141       7.51%
      Federal funds sold                   722,366      0.85%        605,986      0.56%        534,148       1.04%
      Margin receivables                   504,323      3.20%        516,238      3.08%        505,989       3.15%
      Loans, net of unearned
            income                      31,746,108      5.30%     31,470,101      5.41%     31,481,985       5.70%
      Interest-bearing deposits
          in other banks                    13,778      1.07%         14,271      1.53%          9,225       2.13%
      Loans held for sale                1,616,801      6.07%      2,022,109      5.45%      1,386,569       5.74%
      Trading account assets               782,120      3.81%        702,280      3.23%        835,931       3.16%
                                    --------------              ------------            --------------
          Total earning assets          44,455,838      4.98%     44,482,066      4.97%     44,285,889       5.24%
Allowance for loan losses                 (454,035)                 (459,157)                 (453,768)
Cash and due from banks                    958,244                   924,158                   936,007
Other non-earning assets                 3,709,341                 3,688,043                 3,676,713
                                    --------------              ------------            --------------
                                     $  48,669,388              $ 48,635,110             $  48,444,841
                                    ==============              ============            ==============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
      Savings accounts                $  1,416,434      0.26%   $  1,449,886      0.22%   $  1,412,742       0.28%
      Interest bearing transaction
          accounts                       2,481,147      0.84%      2,377,845      0.82%      2,204,375       1.05%
      Money market accounts             10,630,021      0.60%     10,551,389      0.58%     10,616,728       0.76%
      Certificates of deposit of
          $100,000 or more               3,168,771      2.06%      3,085,685      2.29%      3,274,531       2.68%
      Other interest-bearing
        accounts                         8,815,274      2.17%      8,979,828      2.41%      9,237,300       2.88%
      Federal funds purchased            3,733,241      0.97%      3,995,668      0.95%      3,516,034       1.10%
      Commercial paper                      11,634      3.72%         16,054      3.73%         17,250       3.79%
      Other short-term borrowings        1,417,052      3.02%      1,676,430      3.84%      1,954,446       3.63%
      Long-term borrowings               5,688,221      3.76%      5,502,659      3.80%      5,392,564       3.93%
                                    --------------              ------------            --------------
          Total interest-bearing
              liabilities               37,361,795      1.71%     37,635,444      1.81%     37,625,970       2.09%
Non-interest bearing deposits            5,761,914                 5,450,499                 5,232,916
Other liabilities                        1,131,137                 1,212,032                 1,248,552
Stockholders' equity                     4,414,542                 4,337,135                 4,337,403
                                    --------------              ------------            --------------
                                     $  48,669,388              $ 48,635,110             $  48,444,841
                                    ==============              ============            ===============

Net yield on interest earning assets                   3.54%                     3.44%                       3.47%

                                                          Quarter Ended
                                        ------------------------------------------------
                                                 3/31/03                   12/31/02
                                        -----------------------    ---------------------
                                          Average       Yield/       Average      Yield/
                                          Balance        Rate        Balance       Rate
                                        ------------    ------     ------------   ------
Assets

Earning assets:
      Taxable securities                $  8,556,302       4.59%   $ 8,464,119      4.76%

      Non-taxable securities                 527,888       7.68%       549,495      7.70%
      Federal funds sold                     656,625       1.25%       601,929      1.31%
      Margin receivables                     438,349       3.58%       462,093      3.69%
      Loans, net of unearned
            income                        31,115,404       5.86%    30,576,749      6.19%
      Interest-bearing deposits
          in other banks                       8,817       2.21%         9,658      3.53%
      Loans held for sale                  1,534,054       6.17%     1,971,049      6.50%
      Trading account assets                 859,678       3.40%       752,056      3.78%
                                        ------------               -----------
          Total earning assets            43,697,117       5.50%    43,387,148      5.81%
Allowance for loan losses                   (442,017)                 (433,208)
Cash and due from banks                      994,186                 1,005,505
Other non-earning assets                   3,899,478                 3,800,041
                                        ------------               -----------
                                        $ 48,148,764              $ 47,759,486
                                        ============              ============

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
      Savings accounts                  $  1,421,953       0.32%   $ 1,426,427      0.53%
      Interest bearing transaction
          accounts                         1,867,494       1.17%     1,293,714      1.25%
      Money market accounts               10,769,247       0.85%    11,082,987      1.08%
      Certificates of deposit of
          $100,000 or more                 3,403,813       3.09%     3,361,224      3.36%
      Other interest-bearing
        accounts                           9,758,166       3.32%     9,949,101      3.47%
      Federal funds purchased              2,800,541       1.21%     2,587,587      1.50%
      Commercial paper                        17,250       3.79%        19,135      4.08%
      Other short-term borrowings          2,102,749       3.69%     2,226,823      3.94%
      Long-term borrowings                 5,385,513       4.04%     5,483,143      4.32%
                                        ------------               -----------
          Total interest-bearing
              liabilities                 37,526,726       2.34%    37,430,141      2.58%
Non-interest bearing deposits              5,068,365                 5,046,352
Other liabilities                          1,330,477                 1,162,365
Stockholders' equity                       4,223,196                 4,120,628
                                        ------------               -----------
                                        $ 48,148,764              $ 47,759,486
                                        ============              ============

Net yield on interest earning assets                       3.50%                    3.58%

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 6


-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
          Consolidated Average Daily Balances and Yield/Rate Analysis
-------------------------------------------------------------------------------
($ amounts in thousands; yields on taxable equivalent basis)

                                                                                         Year Ended
                                                                                         December 31
                                                             ----------------------------------------------------------------
                                                                  2003                                   2002
                                                             -----------------------                  -----------------------
                                                               Average        Yield/                   Average         Yield/
                                                               Balance         Rate                    Balance          Rate
                                                             -----------      ------                  ----------       ------
Assets
Earning assets:
      Taxable securities                                     $ 8,713,805       4.06%                  $ 7,929,950       5.16%
      Non-taxable securities                                     495,411       7.68%                      585,768       7.96%
      Federal funds sold                                         629,896       0.93%                      573,050       1.46%
      Margin receivables                                         491,474       3.24%                      518,631       3.72%
      Loans, net of unearned income                           31,455,173       5.56%                   30,871,093       6.59%
      Interest-bearing deposits in other banks                    11,544       1.64%                       17,560       2.78%
      Loans held for sale                                      1,641,157       5.83%                      957,904       6.95%
      Trading account assets                                     794,536       3.40%                      682,213       3.83%
                                                             -----------                              -----------
          Total earning assets                                44,232,996       5.17%                   42,136,169       6.19%
Allowance for loan losses                                       (452,296)                                (431,000)
Cash and due from banks                                          952,971                                  957,893
Other non-earning assets                                       3,742,721                                3,476,810
                                                             -----------                              -----------

                                                             $48,476,392                              $46,139,872
                                                             ===========                              ===========

Liabilities and Stockholders' Equity
Interest-bearing liabilities:
      Savings accounts                                        $1,425,306       0.27%                   $1,429,837       0.60%
      Interest bearing transaction
          accounts                                             2,234,794       0.95%                      956,132       1.13%
      Money market accounts                                   10,641,217       0.70%                   10,845,376       1.30%
      Certificates of deposit of
          $100,000 or more                                     3,232,152       2.54%                    3,165,020       3.86%
      Other interest-bearing accounts                          9,194,462       2.71%                   10,023,609       3.70%
      Federal funds purchased                                  3,515,253       1.04%                    2,186,221       1.68%
      Commercial paper                                            15,533       3.76%                       24,954       4.78%
      Other short-term borrowings                              1,785,486       3.57%                    2,236,868       4.04%
      Long-term borrowings                                     5,493,097       3.88%                    5,156,481       5.01%
                                                             -----------                              -----------
          Total interest-bearing liabilities                  37,537,300       1.98%                   36,024,498       2.89%
Non-interest bearing deposits                                  5,380,521                                4,933,496
Other liabilities                                              1,229,953                                1,123,059
Stockholders' equity                                           4,328,618                                4,058,819
                                                             -----------                              -----------

                                                             $48,476,392                              $46,139,872
                                                             ===========                              ===========

Net yield on interest-earning assets                                           3.49%                                    3.73%

-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                           ALLOWANCE FOR LOAN LOSSES
-------------------------------------------------------------------------------
($ amounts in thous.)

                                                           Year Ended
                                                           December 31
                                                    -------------------------
                                                        2003             2002
                                                    --------         --------
Balance at beginning of year                        $437,164         $419,167

Net loans charged off:
  Commercial                                          75,749           68,670
  Real estate                                         13,155           11,700
  Installment                                         15,703           31,461
                                                    --------         --------
      Total                                          104,607          111,831
Allowance of acquired banks                                0            2,328
Provision charged to expense                         121,500          127,500
                                                    --------         --------
Balance at end of period                            $454,057         $437,164
                                                    ========         ========

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 7

-------------------------------------------------------------------------------
                 REGIONS FINANCIAL CORPORATION AND SUBSIDIARIES
                                SELECTED RATIOS
-------------------------------------------------------------------------------
($ amounts in thousands)

                                                                                  Quarter Ended
                                                   --------------------------------------------------------------------
                                                   12/31/03        9/30/03        6/30/03        3/31/03       12/31/02
                                                   --------        -------        -------        -------       --------
Return on average assets*                             1.34%          1.34%          1.36%          1.34%          1.30%

Return on average equity*                            14.72%         15.07%         15.24%         15.23%         15.04%

Stockholders' equity per share                      $20.06         $19.77         $19.64         $19.25         $18.88

Stockholders' equity to total assets                  9.16%          9.01%          8.82%          8.81%          8.72%

Allowance for loan losses as a percentage
      of loans, net of unearned income                1.41%          1.44%          1.44%          1.42%          1.41%

Loans, net of unearned income,
      to total deposits                              98.33%         96.83%         99.53%         97.50%         94.11%

Net charge-offs as a percentage of
      average loans*                                  0.40%          0.39%          0.29%          0.25%          0.40%

Total non-performing assets (excluding loans
      90 days past due) as a percentage of
      loans and other real estate                     0.94%          1.03%          1.02%          1.07%          1.03%

Total non-performing assets (including loans
      90 days past due) as a percentage of
      loans and other real estate                     1.05%          1.13%          1.13%          1.22%          1.15%

*Annualized

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 8


LOANS

                        LOAN PORTFOLIO - PERIOD END DATA
-------------------------------------------------------------------------------
($ amounts in thousands)

                                        12/31/2003           9/30/2003            6/30/2003           3/31/2003        12/31/2002
                                       ------------        ------------         ------------        ------------      ------------
Commercial                             $ 10,182,176        $ 10,409,481         $ 10,988,657        $ 10,987,725      $ 11,080,812
Residential Mortgages                     8,318,711           8,172,563            8,204,385           7,832,514         7,978,284
Other Real Estate Loans                   5,878,922           5,439,971            4,910,895           5,199,901         4,497,486
Construction                              3,484,767           3,371,931            3,579,442           3,636,628         3,603,820
Branch Installment                        1,353,707           1,414,299            1,476,601           1,550,386         1,632,443
Indirect Installment                        362,496             380,649              382,401             393,890           375,438
Consumer Lines of
   Credit                                 1,918,988           1,728,054            1,538,884           1,330,412         1,219,286
Student Loans                               684,556             667,437              633,935             629,546           598,205
                                       ------------        ------------         ------------        ------------      ------------
                                       $ 32,184,323        $ 31,584,385         $ 31,715,200        $ 31,561,002      $ 30,985,774
                                       ============        ============         ============        ============      ============

Loans Held for Sale (HFS):
Mortgage Loans HFS                     $  1,021,544        $  1,336,380         $  1,166,875        $    905,881      $  1,014,112
Indirect Loans HFS                          220,308             594,634              320,733              65,431           483,737
                                       ------------        ------------         ------------        ------------      ------------
  Total Loans HFS                      $  1,241,852        $  1,931,014         $  1,487,608        $    971,312      $  1,497,849
                                       ============        ============         ============        ============      ============


                                               12/31/2003                       12/31/2003
                                              vs. 9/30/03*                    vs. 12/31/2002
                                         --------------------            ---------------------
Commercial                               $ (227,305)      -8.7%          $  (898,636)      -8.1%
Residential Mortgages                       146,148        7.2%              340,427        4.3%
Other Real Estate Loans                     438,951       32.3%            1,381,436       30.7%
Construction                                112,836       13.4%             (119,053)      -3.3%
Branch Installment                          (60,592)     -17.1%             (278,736)     -17.1%
Indirect Installment                        (18,153)     -19.1%              (12,942)      -3.4%
Consumer Lines of
   Credit                                   190,934       44.2%              699,702       57.4%
Student Loans                                17,119       10.3%               86,351       14.4%
                                         ----------        ---           -----------        ---
                                         $  599,938        7.6%          $ 1,198,549        3.9%
                                         ==========        ===           ===========        ===

Loans Held for Sale (HFS):
Mortgage Loans HFS                       $ (314,836)     -94.2%              $ 7,432        0.7%
Indirect Loans HFS                         (374,326)    -251.8%             (263,429)     -54.5%
                                         ----------     ------           -----------      -----
  Total Loans HFS                        $ (689,162)    -142.8%          $  (255,997)     -17.1%
                                         ==========     ======           ===========      =====


                 AVERAGE COMMUNITY BANKING AND WHOLESALE LOANS
-------------------------------------------------------------------------------
($ amounts in thousands)

                                                                                                     4Q03               4Q03
                           4Q03           3Q03         2Q03           1Q03          4Q02           vs.3Q03*           vs. 4Q02
                       -----------    -----------   -----------    -----------   -----------    ---------------   -----------------
Community Bank Loans   $25,586,886    $25,384,348   $25,525,634    $25,389,025   $25,148,716    $202,538   3.2%   $  438,170   1.7%
Wholesale Loans          6,159,222      6,085,753     5,956,351      5,726,379     5,428,033      73,469   4.8%      731,189  13.5%
                       -----------   ------------  ------------   ------------   -----------   ---------   ---   -----------  ----
                       $31,746,108    $31,470,101   $31,481,985    $31,115,404   $30,576,749    $276,007   3.5%   $1,169,359   3.8%
                       ===========   ============  ============   ============   ===========   =========   ===   ===========  ====

*Linked quarter percentage changes are presented on an annualized basis.

- Strongest categories of growth in the loan portfolio have been in real estate related credits, including residential mortgage, commercial mortgages, construction loans and consumer lines of credit secured by real estate.
- Consumer lines of credit, primarily Equity AssetLines, grew 57.4% over 4Q02 and 44.2%, annualized, over 3Q03. The quality of the Equity AssetLine portfolio remains high, with an average FICO score of 737 at December 31, 2003. Over 33,000 new lines were booked in 2003, compared to approximately 15,000 new lines booked in 2002.
- In the fourth quarter of 2003, Regions securitized approximately $640 million of indirect auto loans classified as held for sale. Related securities totaling $16 million were retained by the company.
- During the fourth quarter of 2002 and the first quarter of 2003, Regions securitized and sold approximately $800 million and $575 million, respectively, of indirect consumer auto loans classified as held for sale.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 9

DEPOSITS

                      DEPOSIT PORTFOLIO - PERIOD END DATA
-------------------------------------------------------------------------------
($ amounts in thousands)

                                                                                                                       4Q03
                                12/31/2003     9/30/2003      6/30/2003        3/31/2003        12/31/2002          vs. 3Q03*
                               -----------    -----------    -----------      -----------      -----------      -----------------
Interest-Free Deposits         $ 5,717,747    $ 5,546,705    $ 5,530,777      $ 5,287,382      $ 5,147,689      $ 171,042    12.3%
Interest-Bearing Checking        2,647,633      2,493,209      2,424,521        2,183,844        1,685,237        154,424    24.8%
Savings                          1,420,891      1,419,015      1,411,910        1,415,249        1,401,551          1,876     0.5%
Money Market                    10,642,155     10,418,836     10,429,281       10,654,437       10,959,997        223,319     8.6%
                               -----------    -----------    -----------      -----------      -----------      ---------    ----
  Total Low-Cost Deposits       20,428,426     19,877,765     19,796,489       19,540,912       19,194,474        550,661    11.1%
CD's < $100K                     5,056,916      5,214,403      5,675,508        6,463,944        6,668,260       (157,487)  -12.1%
CD's > $100K                     3,299,896      3,086,601      3,174,747        3,112,566        3,422,868        213,295    27.6%
Other Time Deposits              3,947,297      4,438,166      3,219,771        3,251,953        3,640,599       (490,869)  -44.2%
                               -----------    -----------    -----------      -----------      -----------      ---------   -----
                               $32,732,535    $32,616,935    $31,866,515      $32,369,375      $32,926,201      $ 115,600     1.4%
                               ===========    ===========    ===========      ===========      ===========      =========   =====

                                        4Q03
                                       vs. 4Q02
                                 ----------------------
Interest-Free Deposits           $   570,058       11.1%
Interest-Bearing Checking            962,396       57.1%
Savings                               19,340        1.4%
Money Market                        (317,842)      -2.9%
                                 -----------       ----
  Total Low-Cost Deposits          1,233,952        6.4%
CD's < $100K                      (1,611,344)     -24.2%
CD's > $100K                        (122,972)      -3.6%
Other Time Deposits                  306,698        8.4%
                                 -----------       ----
                                 $  (193,666)      -0.6%
                                 ===========       ====


                AVERAGE COMMUNITY BANKING AND WHOLESALE DEPOSITS
-------------------------------------------------------------------------------
($ amounts in thousands)

                                                                                                                       4Q03
                             12/31/2003       9/30/2003        6/30/2003        3/31/2003       12/31/2002           vs. 3Q03*
                            -----------      -----------      -----------      -----------      -----------    -------------------
Community Bank Deposits     $27,129,340      $27,180,362      $27,732,413      $28,524,001      $28,299,365    $ (51,022)    -0.8%
Wholesale Deposits            5,144,221        4,714,770        4,315,066        3,769,558        3,835,255      429,451     36.4%
                            -----------      -----------      -----------      -----------      -----------    ---------     ----
                            $32,273,561      $31,895,132      $32,047,479      $32,293,559      $32,134,620    $ 378,429      4.7%
                            ===========      ===========      ===========      ===========      ===========    =========     ====

                                     4Q03
                                    vs. 4Q02
                             ----------------------
Community Bank Deposits      $(1,170,025)      -4.1%
Wholesale Deposits             1,308,966       34.1%
                             -----------       ----
                             $   138,941        0.4%
                             ===========       ====

*Linked quarter percentage changes are presented on an annualized basis.


- Low-cost deposits grew 11.1%, annualized, compared to 3Q03, and 6.4% compared to 4Q02. The decline in CD's and community bank deposits year over year reflects management's effort to adjust the deposit mix to favor low cost accounts.
- CD's less than $100,000 comprised 15.4% of total deposits at December 31, 2003, down from 20.3% at December 31, 2002.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 10


OPERATING PERFORMANCE

---------------------------------------------------------------------------------------------------------------------------------
                                                             REVENUE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                  4Q03               4Q03
($ amounts in thousands)              4Q03        3Q03        2Q03        1Q03      4Q02         vs.3Q03*           vs. 4Q02
                                    ---------   ---------  ---------   --------- ---------   ------------------  ----------------
Net Interest Income                 $ 379,518   $ 368,876  $ 366,301   $ 359,903 $ 372,566   $  10,642     11.5%  $ 6,952    1.9%
Non-Interest Income (excl. sec.
    gains/losses)                     331,371     347,712    362,325     331,691   337,661     (16,341)   -18.8%   (6,290)  -1.9%
                                    ---------   ---------  ---------   --------- ---------   ---------    -----   -------   ----
  Total Revenue                     $ 710,889   $ 716,588  $ 728,626   $ 691,594 $ 710,227   $  (5,699)    -3.2%  $   662    0.1%
                                    =========   =========  =========   ========= =========   =========    =====   =======   ====

Fee Income as a % of Total Revenue       46.6%       48.5%      49.7%       48.0%     47.5%
                                    =========   =========  =========   ========= =========

                                 -----------------------------------------------------------------
($ amounts in thousands)           YTD 4Q03          YTD 4Q02         $ change         % change
--------------------------------------------------------------------------------------------------
Net Interest Income                $ 1,474,598      $1,497,588       $  (22,990)             -1.5%
Non-Interest Income (excl. sec
    gains/losses)                    1,373,099       1,207,224          165,875              13.7%
                                   -----------      ----------       ----------       -----------
  Total Revenue                    $ 2,847,697      $2,704,812       $  142,885               5.3%
                                   ===========      ==========       ==========       ===========

Fee Income as a % of Total Revenue        48.2%           44.6%
                                   ===========      ===========


*Linked quarter percentage changes are presented on an annualized basis.


- The net interest margin increased from 3.44% in 3Q03 to 3.54% in 4Q03 primarily as a result of rising interest rates and Regions' asset-sensitive position, a decline in premium amortization, and the full impact of the maturity of over $1 billion in high rate CD's.
- Current modeling indicates that Regions' net interest margin in the first half of 2004 should remain relatively stable at 4Q03 levels, assuming no further changes in market interest rates and a continued steep yield curve. Regions remains in a slightly asset-sensitive position at the end of the fourth quarter of 2003.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 11


NON-INTEREST INCOME AND EXPENSE

-----------------------------------------------------------------------------------------------------------------------------------
                                                            NON-INTEREST INCOME AND EXPENSE
---------------------------------------------------------------------------------------------------------------------------------

NON-INTEREST INCOME
                                                                                                  4Q03               4Q03
($ amounts in thousands)                   4Q03       3Q03        2Q03      1Q03      4Q02      vs. 3Q03*           vs. 4Q02
                                        ---------  ---------  --------- --------- ---------  -----------------    ----------------
Brokerage and investment banking        $ 135,634  $ 140,257  $ 151,811 $ 125,027 $ 140,240  $  (4,623)  -13.2%   $ (4,606)   -3.3%
Trust department income                    17,797     18,168     16,850    17,106    15,038       (371)   -8.2%      2,759    18.3%
Service charges on deposit accounts        73,042     73,641     72,205    69,725    72,249       (599)   -3.3%        793     1.1%
Mortgage servicing & origination fees      22,514     29,074     31,757    28,228    29,834     (6,560)  -90.3%     (7,320)  -24.5%
Securities (losses) gains                      (2)       (37)    15,799     9,898    25,228         35  -378.4%    (25,230) -100.0%
Insurance premiums & commissions           19,614     19,048     17,654    19,661    18,079        566    11.9%      1,535     8.5%
Gain on sale of mortgage loans             38,160     35,438     37,211    28,475    27,252      2,722    30.7%     10,908    40.0%
(Loss) gain on securitization of
   auto loans                              (3,575)        --         --     6,830     7,489     (3,575)      --    (11,064) -147.7%
Derivative income                           4,170      4,208      8,016     5,483     8,518        (38)   -3.6%     (4,348)  -51.0%
Other                                      24,015     27,878     26,821    31,156    18,962     (3,863)  -55.4%      5,053    26.6%
                                        ---------  ---------  --------- --------- ---------  ---------  ------    --------  ------
  Total non-interest income             $ 331,369  $ 347,675  $ 378,124 $ 341,589 $ 362,889  $ (16,306)  -18.8%   $(31,520)   -8.7%
                                        =========  =========  ========= ========= =========  =========  ======    ========  ======


NON-INTEREST EXPENSE
                                                                                                   4Q03                 4Q03
($ amounts in thousands)                    4Q03      3Q03      2Q03        1Q03      4Q02       vs. 3Q03*            vs. 4Q02
                                        ---------  ---------  --------- --------- ---------  -----------------    ----------------
Salaries and employee benefits          $ 278,862  $ 281,666  $ 288,937 $ 272,619 $ 280,660  $  (2,804)   -4.0%   $ (1,798)   -0.6%
Net occupancy expense                      27,748     26,869     25,518    25,712    26,319        879    13.1%      1,429     5.4%
Furniture and equipment expense            20,374     20,160     20,501    20,312    22,689        214     4.2%     (2,315)  -10.2%
Amortization of core deposit intangible       334        335        334       335       489         (1)   -1.2%       (155)  -31.7%
Amortization of MSR's                       8,686      9,196     12,705    11,472    11,990       (510)  -22.2%     (3,304)  -27.6%
(Recapture) impairment of MSR's                --    (20,000)    19,000        --    17,000     20,000  -400.0%    (17,000) -100.0%
Loss on early extinguishment of debt           --     20,580         --        --     5,187    (20,580)     --      (5,187)     --
Other                                     115,943    117,371    116,990   117,724   119,508     (1,428)   -4.9%     (3,565)   -3.0%
                                        ---------  ---------  --------- --------- ---------  ---------  ------    --------  ------
  Total non-interest expense            $ 451,947  $ 456,177  $ 483,985 $ 448,174 $ 483,842  $  (4,230)   -3.7%   $(31,895)   -6.6%
                                        =========  =========  ========= ========= =========  =========  ======    ========  ======

*Linked quarter percentage changes are presented on an annualized basis.


- For the twelve months ended December 31, 2003, approximately 69% of Rebsamen's insurance revenues are related to the commercial property and casualty business. Approximately 22% of revenues are from the life and group life businesses, with the remaining amounts coming from claims services and contingencies.
- Insurance premiums increased over 3Q03 and 4Q02 levels primarily as a result of new acquisitions of customers.
- Pension expense year-to-date increased $12 million over 2002 due to lower actual returns on plan assets and lower discount rates.
- The $3.6 million loss on securitization of $640 million of indirect auto loans resulted from the increasing interest rate environment.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 12


MORGAN KEEGAN

-------------------------------------------------------------------------------------------------------------------------------
                                                            MORGAN KEEGAN
-------------------------------------------------------------------------------------------------------------------------------

Summary Income Statement
                                                                                              4Q03 vs.            4Q03 vs.
($ amounts in thousands)       4Q03         3Q03        2Q03        1Q03         4Q02          3Q03*                4Q02
                             --------     --------    --------    --------    --------     ---------------      ---------------
Revenues:
  Commissions                $ 41,503     $ 43,782    $ 40,022    $ 34,175    $ 38,589     $ (2,279) -20.8%     $ 2,914     7.6%
  Principal transactions       51,010       60,669      72,208      68,015      66,125       (9,659) -63.7%     (15,115)  -22.9%
  Investment banking           28,064       23,378      28,933      12,184      22,497        4,686   80.2%       5,567    24.7%
  Interest                     12,434       10,799      12,385      12,925      12,960        1,635   60.6%        (526)   -4.1%
  Trust fees and services      14,873       15,541      14,707      15,158      15,407         (668) -17.2%        (534)   -3.5%
  Investment advisory          19,210       17,405      14,778      13,616      15,497        1,805   41.5%       3,713    24.0%
  Other                         4,663        3,285       4,927       3,790       4,204        1,378  167.8%         459    10.9%
                             --------     --------    --------    --------    --------     --------   ----      -------   -----
    Total revenues            171,757      174,859     187,960     159,863     175,279       (3,102)  -7.1%      (3,522)   -2.0%

Expenses:
  Interest expense              6,761        5,622       6,344       7,517       6,679        1,139   81.0%          82     1.2%
  Non-interest expense        133,110      134,507     142,924     126,226     135,747       (1,397)  -4.2%      (2,637)   -1.9%
                             --------     --------    --------    --------    --------     --------   ----      -------   -----
    Total expenses            139,871      140,129     149,268     133,743     142,426         (258)  -0.7%      (2,555)   -1.8%
                             --------     --------    --------    --------    --------     --------   ----      -------   -----

Income before income taxes     31,886       34,730      38,692      26,120      32,853       (2,844) -32.8%        (967)   -2.9%
Income taxes                   11,988       13,045      14,652       9,687      12,277       (1,057) -32.4%        (289)   -2.4%
                             --------     --------    --------    --------    --------     --------   ----      -------   -----
Net income                   $ 19,898     $ 21,685    $ 24,040    $ 16,433    $ 20,576     $ (1,787) -33.0%      $ (678)   -3.3%
                             ========     ========    ========    ========    ========     ========   ====       ======   =====

Breakout of Revenue by Division
                                            Fixed-
                                            income      Equity     Regions
                              Private      Capital     Capital       MK      Investment     Interest
($ amounts in thousands)       Client      Markets     Markets      Trust     Advisory      & Other
                             --------     --------    --------    --------    --------     ----------
THREE MONTHS ENDED
DECEMBER 31, 2003:
$ amount of revenue          $ 49,386     $ 52,659    $ 20,935    $ 14,873    $ 20,318     $ 13,586
% of gross revenue               28.8%        30.7%       12.2%        8.7%       11.8%         7.9%

THREE MONTHS ENDED
SEPTEMBER 30, 2003:
$ amount of revenue          $ 52,616     $ 58,624    $ 18,749    $ 15,541    $ 17,814     $ 11,515
% of gross revenue               30.1%        33.5%       10.7%        8.9%       10.2%         6.6%

TWELVE MONTHS ENDED
DECEMBER 31, 2003:
$ amount of revenue         $ 194,091     $254,177    $ 64,155    $ 60,279    $ 68,668     $ 53,069
% of gross revenue               27.9%        36.6%        9.2%        8.7%        9.9%         7.7%

TWELVE MONTHS ENDED
DECEMBER 31, 2002:
$ amount of revenue         $ 173,276    $ 228,287    $ 55,708    $ 63,584    $ 57,032     $ 55,791
% of gross revenue               27.3%        36.0%        8.8%       10.0%        9.0%         8.9%

*Linked quarter percentage changes are presented on an annualized basis.

- Morgan Keegan's total revenues decreased $3.1 million and net income declined $1.8 million compared to 3Q03. As expected, revenues from equity-based business lines mostly offset the decline in fixed income-related revenues.
- The decline in commissions income and private client revenues quarter to quarter is primarily a result of a decline in fixed income annuities sold by the private client group.
- The decline in principal transactions revenue compared to 3Q03 was primarily a result of slowing fixed-income markets in 4Q03 compared to 3Q03.
- Investment banking activity increased in 4Q03 resulting in a $4.7 million increase in investment banking revenues compared to 3Q03.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 13


MORGAN KEEGAN (CONTINUED)

- Investment advisory revenue was affected by continued sales initiatives to increase customer wrap accounts and the increase in market values of customer assets.
- Revenue mix between various product lines continued to normalize in the fourth quarter.
- Fixed income revenues continued to decline in the fourth quarter from third quarter levels, as a result of the rising interest rate environment. However, interest rates remain at historically low levels and the fixed income business remains strong compared to historical levels.
- Equity capital markets' revenues continued to improve in the fourth quarter as a result of deal flow.
- Average assets per financial advisor increased to $58.8 million at December 31, 2003 from $53.6 million at September 30, 2003.
- Total customer assets increased 8% to $40.4 billion compared to the previous quarter.
- The decline in non-interest expense is primarily attributable to a decline in incentive and commission pay which is consistent with an overall decline in revenues.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 14


MORTGAGE OPERATIONS

---------------------------------------------------------------------------------------------------------------------------
                                                             MORTGAGE OPERATIONS
---------------------------------------------------------------------------------------------------------------------------
                                                   4Q03           3Q03             2Q03            1Q03            4Q02
                                              -------------  -------------  -------------   -------------    -------------
Single family mortgage production (millions):
  Regions Mortgage                            $         801  $       1,697  $       1,631   $       1,495    $       1,696
  EquiFirst                                           1,081          1,150            831             695              602
                                              -------------  -------------  -------------   -------------    -------------
   Total                                      $       1,882  $       2,847  $       2,462   $       2,190    $       2,298
                                              =============  =============  =============   =============    =============

Gain on sale of mortgage loans:
  Regions Mortgage                            $         348  $       3,799  $       9,115   $       4,352    $       5,137
  EquiFirst                                          37,812         31,639         28,096          24,123           22,115
                                              -------------  -------------  -------------   -------------    -------------
   Total                                      $      38,160  $      35,438  $      37,211   $      28,475    $      27,252
                                              =============  =============  =============   =============    =============

Servicing portfolio                           $16.1 Billion  $16.0 Billion  $16.6 Billion   $17.1 Billion    $17.3 Billion
Capitalized mortgage servicing rights (net)   $    126.8 MM  $    123.9 MM  $     96.3 MM   $    110.8 MM    $    107.0 MM
MSR valuation allowance                       $     39.5 MM  $     39.5 MM  $     59.5 MM   $     40.5 MM    $     40.5 MM


      4Q03 vs.               4Q03 vs.
       3Q03*                  4Q02
  ------------------    -----------------
  $   (896)  -211.2%    $   (895)  -52.8%
       (69)   -24.0%         479    79.6%
  --------   ------     --------   -----
  $   (965)  -135.6%    $   (416)  -18.1%
  ========   ======     ========   =====



  $ (3,451)  -363.4%    $ (4,789)  -93.2%
     6,173     78.0%      15,697    71.0%
  --------   ------     --------   -----
  $  2,722     30.7%    $ 10,908    40.0%
  ========   ======     ========   =====




*        Linked quarter percentage changes are presented on an annualized basis.

- Approximately 43% of single-family mortgage production was originated by Regions Mortgage and approximately 57% was originated by EquiFirst in 4Q03.
- Approximately 55% of Regions' mortgage pipeline at December 31, 2003, was attributable to refinance activity.
- Regions Mortgage originates conforming mortgage loans and services loans originated in-house and by others.
- EquiFirst originates non-conforming mortgage loans primarily through a broker network and sells them servicing-released, on a whole loan basis, at a premium.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 15


CREDIT QUALITY

------------------------------------------------------------------------------------------------------------------------
                                                    Credit Quality
------------------------------------------------------------------------------------------------------------------------
                                                                                                    YTD          YTD
($ in thousands)                      4Q03        3Q03        2Q03        1Q03        4Q02       12/31/2003  12/31/2002
                                    --------    --------    --------    --------    --------     ----------  ----------
Allowance for loan losses           $454,057    $456,040    $456,672    $449,704    $437,164      $ 454,057   $ 437,164
Provision for loan losses           $ 30,000    $ 30,000    $ 30,000    $ 31,500    $ 32,500      $ 121,500   $ 127,500

Net loans charged off:
  Commercial                        $ 24,503    $ 23,035    $ 15,650    $ 12,561    $ 19,841      $  75,749   $  68,670
  Real estate                          3,739       3,663       3,203       2,550       2,495         13,155      11,700
  Installment                          3,741       3,934       4,179       3,849       8,798         15,703      31,461
                                    --------    --------    --------    --------    --------      ---------   ---------
    Total                           $ 31,983    $ 30,632    $ 23,032    $ 18,960    $ 31,134      $ 104,607   $ 111,831
                                    ========    ========    ========    ========    ========      =========   =========

Net loan charge-offs as a % of
  average loans, annualized
  Commercial                           0.94%       0.81%       0.57%       0.47%       0.71%          0.71%       0.65%
  Real estate                          0.09%       0.10%       0.08%       0.07%       0.07%          0.09%       0.08%
  Installment                          0.27%       0.29%       0.31%       0.29%       0.65%          0.29%       0.53%
                                    --------    --------    --------    --------    --------      ---------   ---------
     Total                             0.40%       0.39%       0.29%       0.25%       0.40%          0.33%       0.36%
                                    ========    ========    ========    ========    ========      =========   =========


Non-performing assets:
Non-accrual loans                  $ 250,344   $ 268,764   $ 241,789   $ 244,500   $ 226,470
Renegotiated loans                       886         931      29,803      31,524      32,280
Other real estate                     52,195      56,887      52,358      63,585      59,606
                                   ---------   ---------   ---------   ---------   ---------
  Total                            $ 303,425   $ 326,582   $ 323,950   $ 339,609   $ 318,356
                                   =========   =========   =========   =========   =========

Loans past due > 90 days            $ 35,187    $ 31,075    $ 35,894    $ 45,171    $ 38,499


- Annualized charge-offs were .40% and .33% of average loans in 4Q03 and year-to-date December 31, 2003, respectively, as compared to .40% in 4Q02 and .36% year-to-date December 31, 2002.
- In addition to $3.6 million that was charged off in the third quarter, $6.5 million of a $15 million agribusiness loan was charged off in the fourth quarter. This accounted for 8 bps of total charge-offs in the fourth quarter.
- Installment loan charge-offs have declined year-over-year, accounting for the majority of improvement over 2002 levels. Commercial and real estate loan charge-offs as a percent of average loans have remained relatively flat year-over-year.
- In 4Q03 non-performing assets declined $23.3 million over 3Q03 levels and $14.9 million compared to year end 2002. At December 31, 2003, non-performing assets totaled 0.94% of loans and other real estate compared to 1.03% at December 31, 2002.
- Regions non-performing loan portfolio is composed primarily of a number of small to medium-sized loans that are diversified geographically throughout its franchise.
- Of the total $250 million in non-accrual loans at December 31, 2003, approximately $71.8 million (29%) are secured by single-family residences, which historically have had very low levels of loss.
- Of the 25 largest ORE properties, the largest has a book value of $2.4 million and the smallest has a book value of $371,040
- Management considers the current level of the allowance for loan losses adequate to absorb possible losses from loans in the portfolio. Management's determination of the adequacy of the allowance for loan losses requires the use of judgments and estimates that may change in the future. Unfavorable changes in the factors used by management to determine the adequacy of the reserve, or the availability of new information, could cause the allowance for loan losses to be increased or decreased in future periods.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 16


ADDITIONAL FINANCIAL AND OPERATIONAL DATA

- Regions has authorization to repurchase up to 12.6 million shares of common stock. On July 16, 2003, Regions' Board of Directors increased the authorization for share buyback by 10 million shares, in addition to the 2.6 million shares remaining under the previous buyback authorization. Approximately 611,000 shares were repurchased during the fourth quarter of 2003 at an average price of $36.74 leaving 11.2 million shares available for repurchase under the current authorization.

FINANCIAL SUPPLEMENT TO
FOURTH QUARTER 2003 EARNINGS RELEASE
PAGE 17


FORWARD-LOOKING STATEMENTS

The information contained in this press release may include forward-looking statements that reflect Regions' current views with respect to future events and financial performance. The forward-looking statements are based only on current expectations and general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such forward-looking statements are made in good faith by Regions pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

The words "believe," "expect," "anticipate," "project," and similar expressions signify forward-looking statements. Readers are cautioned not to place undue reliance on any forward-looking statements made by or on behalf of Regions. Any such statement speaks only as of the date the statement was made. Regions undertakes no obligation to update or revise any forward-looking statements.

Some factors that may affect the accuracy of our projections apply generally to the financial services industry, including: (a) the easing of restrictions on participants in the financial services industry, such as banks, securities brokers and dealers, investment companies, and finance companies, may increase our competitive pressures; (b) possible changes in interest rates may increase our funding costs and reduce our earning asset yields, thus reducing our margins; (c) possible changes in general economic and business conditions in the United States and the South, in general, and in the communities we serve, in particular, may lead to a deterioration in credit quality, thereby increasing our provisioning costs, or a reduced demand for credit, thereby reducing our earning assets; (d) the existence or exacerbation of general geopolitical instability and uncertainty, including the threat or occurrence of acts of terror or the occurrence or escalation of hostilities; (e) possible changes in trade, monetary and fiscal policies, laws, and regulations, and other activities of governments, agencies, and similar organizations, including changes in accounting standards, may have an adverse effect on our business; and (f) possible changes in consumer and business spending and saving habits could have an effect on our ability to grow our assets and to attract deposits.

Other factors that may affect the accuracy of our projections are specific to Regions, including: (i) the cost and other effects of material contingencies, including litigation contingencies; (ii) our ability to expand into new markets and to maintain profit margins in the face of pricing pressures; (iii) our ability to keep pace with technological changes; (iv) our ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions' customers and potential Regions customers; (v) our ability to effectively manage interest rate risk and other market risk, credit risk and operational risk; (vi) our ability to manage fluctuations in the value of our assets and liabilities and off-balance sheet exposures so as to maintain sufficient capital and liquidity to support our business; and (vii) our ability to achieve the earnings expectations related to the businesses that we have recently acquired or may acquire in the future, which in turn depends on a variety of factors, including: our ability to achieve anticipated cost savings and revenue enhancements with respect to acquired operations; the assimilation of acquired operations to the Regions corporate culture, including the ability to instill our credit practices and efficient approach to acquired operations; and the continued growth of the markets that the acquired entities serve, consistent with recent historical experience.

Regions' Investor Relations contact is Jenifer M. Goforth at (205) 244-2823; Regions' Media contact is Kristi Lamont Ellis at (205) 326-7179.